                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE
                                                              Release No. 04-007

INDUSTRIAL DISTRIBUTION GROUP, INC.         For Additional Information, Contact:
(NASDAQ:  IDGR)                                                   Jack P. Healey
                                                       Senior Vice President and
                                                         Chief Financial Officer
                                             Industrial Distribution Group, Inc.
                                                                  (404) 949-2100
                                                                 www.idglink.com


          INDUSTRIAL DISTRIBUTION GROUP REPORTS OPERATING INCOME UP 85%

  Third Quarter Revenues up 12.9%; Tax Benefit adds to $0.37 Quarterly Results

ATLANTA, NOVEMBER 4, 2004 - Industrial Distribution Group, Inc. (NASDAQ: IDGR) today reported financial results for the third quarter and nine months ended September 30, 2004.

Third quarter 2004 revenues were $134.5 million, up $15.3 million or 12.9% compared to the $119.2 million reported for the comparable period of 2003. The company's net income for the third quarter of 2004 was $3.6 million or $0.37 per diluted share compared to net income of $0.6 million or $0.07 per diluted share for the comparable period of the prior year.

During the third quarter of 2004, management concluded that, as a result of its success in returning the company's operations to consistent profitability and as a result of internal assessments of future taxable income, it is now more likely than not that the company will realize the benefits of certain of its net deferred tax assets, which had previously been fully reserved with a valuation allowance. The full valuation allowance on these assets of $2.0 million was reversed during the third quarter, thus substantially reducing related income tax expense for the current year U.S. income taxes. The third quarter and year-to-date results reflect this tax adjustment amounting to $0.21 per diluted share. The company is providing a schedule of pro forma results excluding the impacts of the deferred tax benefit along with a reconciliation to the Generally Accepted Accounting Principles (GAAP) results within this press release for investors and other interested parties to assess tax expense, net income and earnings per share excluding the effects of this tax matter.

Revenues for the nine months ended September 30, 2004, increased $31.3 million or 8.6% to $394.6 million compared to $363.3 million for the comparable period of the prior year. The company's 2004 nine-month net income was $6.3 million or $0.65 per diluted share compared to net income of $1.4 million or $0.16 per diluted share for the comparable period of 2003.


                                    --more--


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Revenues from FPS, IDG's services-based supply offerings including storeroom management, comprised 54.3% of IDG's total sales for the third quarter of 2004 compared to 52.6% of IDG's total sales for the comparable period in 2003.

Year-to-date FPS revenues increased $28.5 million or 15.3% compared to the prior year. At September 30, 2004 the company had 332 total FPS sites including 101 storeroom management arrangements, a net increase of 21 FPS sites since September 30, 2003.

Total revenues for IDG during the third quarter were up 12.9% over the prior year quarter. In addition, revenues from IDG's General MROP business increased $4.9 million or 8.7% over the prior year's third quarter, as the company continued to focus customers on both its services and product offerings. This represents a significant improvement from recent quarters, resulting from the better manufacturing environment and as a result of the company's continued focus on this business segment.

 "Higher production levels at customer sites, continued success delivering the documented cost savings of our FPS services, and a focus on business process improvement in managing our costs and expenses helped us achieve another successful quarter," said Andrew Shearer, president and CEO of IDG. "IDG continues to achieve growth in new customers and increasing revenues from existing customers driven, in part, by higher manufacturing production levels. This trend continued from the second quarter and validates IDG's services and product focused business model," concluded Shearer.

During the third quarter, IDG continued to manage and optimize its expense and cost structure. Selling, general and administrative expenses increased by only 4.1% over the prior year third quarter, even though the company achieved growth in total revenues of 12.9%. The result was that SG&A expenses as a percent of total revenues declined from 21.1% in the third quarter of 2003 to 19.4% in the third quarter of 2004. These results support the efficiency and operating leverage that is, in large part, a function of the company's growing services offerings led by FPS and storeroom management.

IDG continues to focus on effective management of its working capital as part of its ongoing objective to maintain a strong balance sheet. Notwithstanding the recent strong growth in revenues, the company was able to manage a $1.2 million reduction in accounts receivable from June 30, 2004; inventories were only marginally higher by $0.5 million and long-term debt declined by $2.0 million to $28.1 million at September 30, 2004.

"We are encouraged by the opportunities we see ahead for IDG in the markets we serve," commented Shearer. "Customers and prospects continue to find great value in our capabilities to provide both cost saving services and a broad line of product offerings, each backed by the knowledge of our associates. Internally, we continue to focus on our business processes that can position IDG to help customers more effectively acquire, use, stock and replenish their supply needs," concluded Shearer.

                                    --more--


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The company is providing the following pro forma schedule that excludes the effect of the tax benefit from the reduction in the tax valuation allowance. The schedule also provides a reconciliation to Generally Accepted Accounting Principles (GAAP). The schedule is provided as supplementary information, which the company utilizes and considers as part of its assessment of financial results. The company believes this information provides a consistent and comparable basis and perspective of the company's financial results.


                               PRO FORMA SCHEDULE
             EXCLUDING IMPACTS OF TAX VALUATION ALLOWANCE ADJUSTMENT

                                                   THREE MONTHS ENDED                              NINE MONTHS ENDED
                                                   SEPTEMBER 30, 2004                              SEPTEMBER 30, 2004
                                                                           PRO                                           PRO
                                            GAAP        ADJUSTMENTS       FORMA            GAAP       ADJUSTMENTS       FORMA
                                          ---------     -----------     ---------       ---------     -----------     ---------
Net Sales                                 $ 134,539            --       $ 134,539       $ 394,606            --       $ 394,606
Cost of Sales                               105,499            --         105,499         308,165            --         308,165
                                          ---------       -------       ---------       ---------       -------       ---------
      Gross Profit                           29,040            --          29,040          86,441            --          86,441
SG&A Expenses                                26,158            --          26,158          78,436            --          78,436
                                          ---------       -------       ---------       ---------       -------       ---------
      Income from Operations                  2,882            --           2,882           8,005            --           8,005
Interest Expense                                397            --             397           1,219            --           1,219
Other Income                                     (1)           --              (1)            (20)           --             (20)
                                          ---------       -------       ---------       ---------       -------       ---------
Income Before Income Taxes                    2,486            --           2,486           6,806            --           6,806
(Benefit) Provision for Income Taxes         (1,117)       (2,013)            896             538        (2,013)          2,551
                                          ---------       -------       ---------       ---------       -------       ---------
Net Earnings                              $   3,603        (2,013)      $   1,590       $   6,268        (2,013)      $   4,255
                                          =========       =======       =========       =========       =======       =========

Basic earnings per common share           $    0.38       $ (0.21)      $    0.17       $    0.67       $ (0.21)      $    0.46
                                          =========       =======       =========       =========       =======       =========
Diluted earnings per common share         $    0.37       $ (0.21)      $    0.16       $    0.65       $ (0.21)      $    0.44
                                          =========       =======       =========       =========       =======       =========



                                    --MORE--

About IDG

Industrial Distribution Group, Inc. (NASDAQ: IDGR) is a nationwide products and services company that creates a competitive advantage for customers. The company provides outsourced maintenance, repair, operating, and production ("MROP") procurement, management, and application expertise. IDG also provides an array of value-added services and other arrangements, such as Flexible Procurement Solutions(TM) (FPS). These solutions emphasize and utilize IDG's specialized knowledge in product applications and process improvements to deliver documented cost savings for customers. In addition, IDG distributes a full line of MROP products, specializing in cutting tools, abrasives, hand and power tools, coolants, lubricants, adhesives and machine tools, and can supply virtually any other MROP product that its customers may require.


IDG has four operating divisions organized into regional responsibility areas. IDG serves over 20,000 active customers representing a diverse group of large and mid-sized national and international corporations including General Electric Company, Borg-Warner Inc., Ford Motor Company, Duracell Corporation, and The Boeing Company. The company currently has a presence in 43 of the top 75 manufacturing markets in the United States.


Flexible Procurement Solutions(TM)

IDG's Flexible Procurement Solutions(TM) (FPS) offer customers an answer for the entire supply chain management process for MROP materials. IDG recognizes that managing MROP materials is a costly, time-consuming function for the industrial marketplace. FPS services merge state-of-the-art technology with the expertise of IDG personnel to deliver supply chain management services. In a fully integrated supply relationship, IDG associates work directly on-site at a customer's location to provide documented cost savings from product application innovations, continuous process improvements, more effective management of inventory, and many other areas, all focused on reducing customer costs. Best of all, these cost savings are quantified and documented and most go directly to the customer's bottom line.

SAFE HARBOR

In addition to the historical information contained herein, certain matters set forth in this news release are forward-looking statements, including but not limited to statements relating to expected operating results. Industrial Distribution Group, Inc. warns that caution should be taken in relying upon any forward-looking statements in this release, as they involve a number of known and unknown risks, uncertainties, and other factors including heightened national security risks including acts of terrorism and potential for war, that may cause actual results, performance, or achievements of Industrial Distribution Group, Inc. to differ materially from any such statements, including the risks and uncertainties discussed in the company's Forms 10-K, Forms 10-Q, filed by the Company under the caption "Certain Factors Affecting Forward Looking Statements," or any 8-K filed or furnished by the company each of which is incorporated herein by reference.

                                    --more--

                       INDUSTRIAL DISTRIBUTION GROUP, INC.
                              Results of Operations
                        (in thousands, except share data)
                                   (unaudited)


                                                       THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                         SEPTEMBER 30,                       SEPTEMBER 30,
                                                     2004              2003              2004              2003
                                                 -----------       -----------       -----------       -----------
Net Sales                                        $   134,539       $   119,200       $   394,606       $   363,348
Cost of Sales                                        105,499            92,512           308,165           282,433
                                                 -----------       -----------       -----------       -----------
  Gross Profit                                        29,040            26,688            86,441            80,915
Selling, General & Administrative Expenses            26,158            25,130            78,436            76,579
                                                 -----------       -----------       -----------       -----------
  Income from Operations                               2,882             1,558             8,005             4,336
Interest Expense                                         397               492             1,219             1,851
Other Income                                              (1)              (21)              (20)              (43)
                                                 -----------       -----------       -----------       -----------
Income before Income Taxes                             2,486             1,087             6,806             2,528

(Benefit) Provision for Income Taxes                  (1,117)              456               538             1,094
                                                 -----------       -----------       -----------       -----------

Net Earnings                                     $     3,603       $       631       $     6,268       $     1,434
                                                 ===========       ===========       ===========       ===========

Basic earnings per common share                  $      0.38       $      0.07       $      0.67       $      0.16
                                                 ===========       ===========       ===========       ===========

Diluted earnings per common share                $      0.37       $      0.07       $      0.65       $      0.16
                                                 ===========       ===========       ===========       ===========

Basic weighted average shares outstanding          9,377,554         8,968,455         9,315,862         8,935,717
                                                 ===========       ===========       ===========       ===========

Diluted weighted average shares outstanding        9,757,191         9,146,546         9,673,137         9,095,253
                                                 ===========       ===========       ===========       ===========



                          -- Continued on next page --

                       INDUSTRIAL DISTRIBUTION GROUP, INC.
                            Condensed Balance Sheets
                                 (in thousands)

  ASSETS                                           SEPTEMBER 30, 2004  DECEMBER 31, 2003
                                                       (unaudited)

  Total Current Assets                                  $137,165            $124,072
  Property and Equipment, net                              6,666               7,006
  Intangible and Other Assets, net                         3,990               2,067
                                                        --------            --------
  TOTAL ASSETS                                          $147,821            $133,145
                                                        ========            ========


LIABILITIES AND SHAREHOLDERS' EQUITY

  Total Current Liabilities                             $ 55,110            $ 49,014
  Long-Term Debt                                          28,066              26,348
  Other Long-Term Liabilities                                954               1,190
                                                        --------            --------
  Total Liabilities                                       84,130              76,552

  Total Shareholders' Equity                              63,691              56,593
                                                        --------            --------

  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
                                                        $147,821            $133,145
                                                        ========            ========


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